                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                 American Building Maintenance Industries, Inc.
- - - --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                              Harry H. Kahn, Esq.
- - - --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

- - - --------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transactions applies:

- - - --------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11.

- - - --------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

- - - --------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- - - --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement No.:

- - - --------------------------------------------------------------------------------

     (3) Filing party:

- - - --------------------------------------------------------------------------------

     (4) Date filed:

- - - --------------------------------------------------------------------------------

                                     AMERICAN BUILDING
                          (ABM LOGO) MAINTENANCE
                                     INDUSTRIES, INC.

                         50 Fremont Street, 26th Floor
                        San Francisco, California 94105

                            ------------------------

               NOTICE OF THE 1994 ANNUAL MEETING OF STOCKHOLDERS

                            TUESDAY, MARCH 15, 1994

                                   10:00 A.M.

                            ------------------------

To Our Stockholders:

     The 1994 Annual Meeting of Stockholders of American Building Maintenance Industries, Inc. will be held at 50 Fremont Street, 40th Floor, Bayview Room, San Francisco, California 94105, on Tuesday, March 15, 1994 at 10:00 a.m. for the following purposes:

          (1) To elect four directors, each to serve for a term of three years;

          (2) To amend the Company's Certificate of Incorporation to change the name of the Company to ABM Industries Incorporated;

          (3) To approve amendments to the Company's 1985 Employee Stock Purchase Plan as set forth and further described in the attached Proxy Statement, including an amendment to increase the number of shares authorized for issuance thereunder by 500,000 shares;

          (4) To approve amendments to the Company's 1987 Stock Option Plan as set forth and further described in the attached Proxy Statement, including an amendment to increase the number of shares authorized for issuance thereunder by 500,000 shares; and

          (5) To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only stockholders of record on the books of the Company at the close of business on February 4, 1994 will be entitled to vote at the Annual Meeting and any adjournments thereof.

                                            By Order of the Board of Directors

                                            Harry H. Kahn
                                            Vice President, General Counsel and
                                            Secretary

San Francisco, California
February 14, 1994

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE.

                                     AMERICAN BUILDING
                          (ABM LOGO) MAINTENANCE
                                     INDUSTRIES, INC.

                         50 Fremont Street, 26th Floor
                        San Francisco, California 94105
                            ------------------------
                                PROXY STATEMENT

     The accompanying proxy is solicited on behalf of the Board of Directors of American Building Maintenance Industries, Inc., a Delaware corporation (the "Company"), for use at the 1994 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at 10:00 a.m. on March 15, 1994, and at any adjournments of the Annual Meeting, for the purposes set forth in the accompanying notice.

     Only stockholders of record on the books of the Company at the close of business on February 4, 1994 will be entitled to vote at the Annual Meeting. At the close of business on that date, there were outstanding 8,842,277 shares of Common Stock of the Company and 6,400 shares of Preferred Stock of the Company. Each share of Common Stock and each share of Preferred Stock is entitled to one vote upon each of the matters to be presented at the Annual Meeting.

     The representation in person or by proxy of at least a majority of the outstanding shares entitled to vote is necessary to provide a quorum at the Annual Meeting. Abstentions and broker non-votes are counted as present in determining whether the quorum requirement is satisfied. With regard to the election of directors, votes may be cast "For" or "Withheld For" each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on all proposals except the election of directors. Since the amendment of the Certificate of Incorporation (Item 2 in this Proxy Statement) requires the approval of a majority of the outstanding shares, abstentions will have the effect of a negative vote. Abstentions on the other two proposals (Items 3 and 4 of this Proxy Statement) will have the same effect because they require the affirmative vote of a majority of shares present in person or by proxy and entitled to vote. Under the rules of the New York Stock Exchange, brokers who hold shares in street name have the authority to vote in their discretion on "routine" items when they have not received instructions from beneficial owners. With respect to "non-routine" items, no broker may vote shares held for customers without specific instructions from such customers. Under Delaware law, a broker non-vote will have the same effect as a vote against "non-routine" items requiring the approval of a majority of the outstanding shares, but will have no effect on the outcome of "non-routine" items requiring the affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote thereon. The New York Stock Exchange has advised the Company that it will treat Items 3 and 4 of the Proxy Statement as "non-routine" items.

     If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted as recommended by the Board of Directors. Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it prior to or at the Annual Meeting. A proxy may be revoked by written request delivered to the Secretary of the Company stating that the proxy is revoked, by a subsequent proxy signed by the person who signed the earlier proxy or by attendance at the Annual Meeting and voting in person.

     The expense of soliciting proxies in the enclosed form will be paid by the Company. Following the original mailing of the proxies and soliciting materials, employees of the Company may solicit proxies by mail, telephone, telegraph and personal interviews. The Company will request brokers, custodians, nominees and other record holders to forward copies of the proxies and soliciting materials to persons for whom they hold shares of the Company's Common Stock or Preferred Stock and to request authority for the exercise of proxies; in such cases, the Company will reimburse such holders for their reasonable expenses.

     This Proxy Statement and the accompanying proxy were first sent to stockholders on or about February 14, 1994.

                         ITEM 1--ELECTION OF DIRECTORS

     The Company's Board of Directors is divided into three classes with each director serving a three-year term and one class being elected at each Annual Meeting. The total number of directors comprising the Board of Directors is currently set by the Company's By-Laws at eleven. Of this number, four members of the Board of Directors have terms expiring at this year's Annual Meeting, three members have terms expiring at the 1995 Annual Meeting and four members have terms expiring at the 1996 Annual Meeting. Directors elected at this year's Annual Meeting will hold office until the 1997 Annual Meeting, or until their successors have been elected and qualified, whichever is later.

     In the absence of instructions to the contrary, shares represented by the accompanying proxy will be voted for the election of the four nominees recommended by the Board of Directors, who are named in the following table. The four nominees receiving the highest number of votes will be elected. If a stockholder withholds authority to vote for one or more of the nominees, such stockholder's shares will be counted for purposes of determining whether a quorum is present at the Annual Meeting but will have no effect on the outcome of the election.

     The Company has no reason to believe that the nominees for election will be unable or unwilling to serve if elected as directors. However, if any such nominee is unable or unwilling to be a candidate for the office of director at the date of the Annual Meeting, or any adjournment thereof, the proxy holders will vote for such substitute nominee as they shall in their discretion determine.

     The Company's By-Laws provide that stockholders intending to nominate candidates for election as directors must give the prescribed notice to the Secretary of the Company at least 60 days prior to the applicable meeting of stockholders. No such notice has been given with respect to this year's Annual Meeting.

     The following table indicates certain information concerning the nominees and the Company's other directors which is based on data furnished by them.

                                             PRINCIPAL OCCUPATIONS AND               SERVED AS
                                                BUSINESS EXPERIENCE                  DIRECTOR
          NAME            AGE                  DURING PAST FIVE YEARS                  SINCE
                          ---   ----------------------------------------------------
                                         NOMINEES FOR ELECTION AS DIRECTORS
                                    FOR A TERM ENDING AT THE 1997 ANNUAL MEETING
Martinn H. Mandles....... 53    Executive Vice President and Chief Administrative       1991
                                Officer of the Company since November 1991; Vice
                                  President of the Company from October 1972 to
                                  November 1991
Sydney J. Rosenberg...... 79    Chairman of the Board of the Company since June         1962
                                1984; Chief Executive Officer of the Company since
                                  November 1991(1)
Theodore Rosenberg....... 85    Chairman of the Company's Executive Committee since     1962
                                June 1984(1)(2)
William W. Steele........ 57    President and Chief Operating Officer of the Company    1988
                                since November 1991; Executive Vice President and
                                  Chief Operating Officer of the Company from April
                                  1988 to November 1991; President of the Company's
                                  Janitorial Division from June 1984 to April 1988

                                             PRINCIPAL OCCUPATIONS AND               SERVED AS
                                                BUSINESS EXPERIENCE                  DIRECTOR
          NAME            AGE                  DURING PAST FIVE YEARS                  SINCE
                          ---   ----------------------------------------------------
                                DIRECTORS CONTINUING IN OFFICE FOR A
                                TERM ENDING AT THE 1995 ANNUAL MEETING
                                ----------------------------------------------------
Claude M. Ballard, Jr.... 64    Limited Partner of the Goldman Sachs Group, L.P.        1979
                                since March 1989; Limited Partner of Goldman, Sachs
                                  & Co. from December 1988 to March 1989; Partner of
                                  Goldman, Sachs & Co. from November 1981 to
                                  December 1988(3)
Robert S. Dickerman,      74    Attorney at Law and Business Advisor(5)                 1967
  Esq....................
William E. Walsh......... 62    Head Football Coach at Stanford University since        1993
                                1992; Professional Football Analyst for National
                                  Broadcasting Company from 1989 to 1991; Head
                                  Football Coach of the San Francisco Forty-Niners
                                  from 1979 to 1988(4)
                                DIRECTORS CONTINUING IN OFFICE FOR A
                                TERM ENDING AT THE 1996 ANNUAL MEETING
                                ----------------------------------------------------
Maryellen B. Cattani,     50    Senior Vice President, General Counsel and Secretary    1993
  Esq....................       of American President Companies, Ltd. since July
                                  1991; Partner at Morrison & Foerster, a law firm,
                                  from February 1989 to July 1991; Senior Vice
                                  President, General Counsel and Secretary of
                                  Transamerica Corporation from December 1983 to
                                  February 1989(6)
John F. Egan............. 58    Vice President of the Company since 1978; President     1988
                                of the Company's Janitorial Division since April
                                  1988; Chairman of the Company's Janitorial
                                  Division from June 1984 to March 1992
Charles T. Horngren...... 67    Littlefield Professor of Accounting, Graduate School    1973
                                of Business, Stanford University(7)
Felix M. Juda............ 84    Registered Representative, Sutro & Co., investment      1962
                                brokers

- - - ------------

(1) Theodore Rosenberg and Sydney J. Rosenberg are brothers and may each be deemed to be a "control person" of the Company within the meaning of the General Rules and Regulations adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

(2) Effective as of December 31, 1989, Theodore Rosenberg retired as an officer and employee of the Company. Theodore Rosenberg has retained his Board position as Chairman of the Executive Committee. Theodore Rosenberg is currently serving as a consultant to the Company.

(3) Claude M. Ballard, Jr. is Chairman of the Board of Merit Equity Partners, Inc. and Rockefeller Center Properties, Inc., and is also a member of the Board of Directors of Bedford Property Investors Inc., CBL & Associates Properties, Inc., Mutual Life Insurance Company of New York, and Taubman Centers Inc.

(4) William E. Walsh is a member of the Board of Directors of Orchard Supply Hardware Corporation.

(5) Robert S. Dickerman is a member of the Board of Directors of Easton Sports, Lawry's Restaurants, and Logicon, Inc.

(6) Maryellen B. Cattani is a member of the Board of Directors of Bank of the West, a wholly-owned subsidiary of Banque Nationale de Paris.

(7) Charles T. Horngren is a member of the Board of Directors of Logicon, Inc.

             FURTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS

COMMITTEES OF THE BOARD

     The standing committees of the Company's Board of Directors are the Executive Committee, Audit Committee and Executive Compensation Committee. The Board does not have a nominating committee. The entire Board designates nominees for election as directors. The members and functions of these committees are as follows:

          Executive Committee. Except for the declaration of dividends and certain other powers which may be exercised only by the full Board under Delaware law, the Executive Committee has the authority to exercise all powers of the Board with regard to the business of the Company. The current members of the Executive Committee are Theodore Rosenberg, Chairman; Martinn H. Mandles; Sydney J. Rosenberg; and William W. Steele.

          Audit Committee. The Audit Committee meets periodically with management and the independent public accountants for the Company to make inquiries regarding the manner in which their respective responsibilities are being discharged and reports thereon to the full Board of Directors. The Audit Committee also recommends the annual appointment of the independent public accountants with whom the Audit Committee reviews the scope of the audit and non-audit assignments and related fees, the accounting principles applied by the Company in financial reporting, internal financial auditing procedures and the adequacy of internal controls. The current members of the Audit Committee are Charles T. Horngren, Chairman; and Robert S. Dickerman.

          Executive Compensation Committee. The Executive Compensation Committee reviews and recommends to the Board of Directors compensation and other terms and conditions of employment for the executive officers of the Company; administers the Company's stock option plans and authorizes grants thereunder; and administers the Company's stock purchase plan. The current members of the Executive Compensation Committee are Claude M. Ballard, Jr., Chairman; Maryellen B. Cattani; and Theodore Rosenberg.

MEETINGS AND ATTENDANCE

     During the fiscal year ended October 31, 1993, the Board of Directors met nine times, the Executive Committee met 22 times, the Audit Committee met three times and the Executive Compensation Committee met two times. During this period, William E. Walsh attended fewer than seventy-five percent of the total number of meetings of the Board of Directors held during the period for which he has been a director.

COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company ("Outside Directors") are paid directors' fees of $12,000 per year and $1,000 for each Board meeting attended. Each Outside Director also receives $1,000 for each Audit and Executive Compensation Committee meeting attended, as applicable. In addition, Outside Directors serving as Chairpersons of the Executive Committee, Audit Committee and Executive Compensation Committee each receives $1,500 per year. Maryellen B. Cattani received $2,000 in fiscal 1993 for serving as Chairperson of the Company's ad hoc Litigation Committee.

     The Company has entered into Outside Director Retirement Benefit Agreements with Claude M. Ballard, Jr., Maryellen B. Cattani, William H. Coleman, Robert S. Dickerman, Charles T. Horngren, Felix M. Juda, Theodore T. Rosenberg, William E. Walsh and E.R. Zumwalt, Jr. These agreements provide that, upon the retirement of such Outside Directors, the Company will pay them the monthly retainer they were receiving at the time of their retirement (subject to a 10% reduction for every year of service as an Outside Director less than ten) for a maximum period of ten years. Upon or after attaining the age of 72 years, the retired Outside Director may elect to receive such payment monthly, or in a lump sum discounted to present value at the time of such election. Outside Directors under the age of 72 years who retire with fewer than five years of service as Outside Directors, however, are not entitled to any benefits under these agreements. William H. Coleman and

E.R. Zumwalt, Jr., who retired as directors in 1993, each received a lump sum payment of $80,521 pursuant to such agreements.

     See "Executive Compensation Committee Interlocks and Insider Participation" for a discussion of certain payments made to Theodore Rosenberg.

        ITEM 2--AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION

     In September 1993, the Board of Directors approved, subject to approval of the stockholders at the Annual Meeting, a change in the name of the Company from American Building Maintenance Industries, Inc. to ABM Industries Incorporated, by adopting an amendment to the Certificate of Incorporation of the Company. The affirmative vote of a majority of the outstanding shares will be necessary to approve adoption of the name change. It is intended that, unless otherwise directed by stockholders, proxies will be voted for approval of the name change.

     The Board of Directors believes that the new corporate name "ABM Industries Incorporated" is more representative of the overall business conducted by the Company. The Company, which began primarily as a provider of building maintenance services, now engages in nine lines-of-business, some of which are unrelated to building maintenance. The old corporate name, which focused on building maintenance, is no longer reflective of the Company's diversified services. Accordingly, the Board of Directors recommends a vote FOR adoption of the name change.

          ITEM 3--AMENDMENT TO THE COMPANY'S 1985 STOCK PURCHASE PLAN

     Since 1970, the Company's stockholders have approved seven separate stock purchase plans to provide employees of the Company with an opportunity to purchase Common Stock through payroll deductions. The 1985 Employee Stock Purchase Plan (the "1985 Plan") was approved by stockholders and became effective in April 1985. Under the 1985 Plan, 2,000,000 shares were reserved for issuance. All employees, including officers and other executives, are eligible to participate in the 1985 Plan. Employees can elect to invest up to 10% of their cash compensation through payroll deductions for the purchase of shares in the individual offerings. The purchase price of the shares is 85% of the average of the high and low prices of the Company's Common Stock on the New York Stock Exchange (i) on the first day of the purchase period for the offering or (ii) on the last day of any pay period when a participant has a sufficient amount accumulated from payroll deductions to purchase ten or more shares, whichever is less. As of December 31, 1993, approximately 27,923 employees were eligible to participate, and 932 employees were actively participating, in the 1985 Plan. As of such date, 385,287 shares remained available for future issuance under the 1985 Plan.

     In December 1993, the Board of Directors adopted certain amendments to the 1985 Plan. The Board amended the 1985 Plan to (i) increase the number of shares of Common Stock authorized for issuance under the 1985 Plan by 500,000, (ii) extend the term of the 1985 Plan from March 31, 1995 to April 30, 1997, and
(iii) give the Board of Directors the discretion to amend the 1985 Plan unless such amendment requires the approval of stockholders to assure the 1985 Plan's continued compliance with Rule 16b-3 of the rules and regulations promulgated under the Securities Act of 1933, as amended ("Rule 16b-3"). A copy of the 1985 Plan, as proposed to be amended, is attached hereto as Exhibit A. The amendments to the 1985 Plan are subject to approval of the stockholders at the Annual Meeting.

     It is intended that, unless otherwise directed by stockholders, proxies will be voted for approval of the amendments to the 1985 Plan. The affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote on this matter will be necessary to approve adoption of the amendments. The Board of Directors believes that the 1985 Plan has been valuable to the Company in attracting and retaining the services of employees upon whom the Company's success depends. Accordingly, the Board of Directors recommends a vote FOR adoption of the amendments.

           ITEM 4--AMENDMENT TO THE COMPANY'S 1987 STOCK OPTION PLAN

     In March 1987, the stockholders adopted the 1987 Stock Option Plan (the "1987 Plan") pursuant to which 600,000 shares of the Company's Common Stock were reserved for issuance. The 1987 Plan provides for the grant of both nonqualified stock options and, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, incentive stock options ("ISO's"). The 1987 Plan is administered by the Executive Compensation Committee of the Board of Directors, which has the sole discretion to determine the employees to whom options shall be granted, the number of such options, the form of payment upon exercise of an option, and to otherwise administer the 1987 Plan. No option granted under the 1987 Plan is transferable by the optionee other than by will or the laws of descent and distribution, and each option is exercisable, during the lifetime of the optionee, only by such optionee. Approximately 135 persons currently participate in the 1987 Plan.

     The exercise price of options granted under the 1987 Plan must be at least 99% of the fair market value of Common Stock on the date of grant. In the case of any ISO, the exercise price must be at least 100% of the fair market value of Common Stock on the date of grant. With respect to any participant who owns stock representing more than 10% of the total combined voting power of all classes of the Company's capital stock, the exercise price of any ISO must be at least 110% of the fair market value of the Company's Common Stock on the date of the grant. The term of each option is determined by the Committee, provided that no option shall be exercisable after the expiration of ten years and one month from the date of grant, and no ISO shall be exercisable after the expiration of ten years from the date of grant (five years in the case of a more-than-10% stockholder). Under the terms of the 1987 Plan, the aggregate fair market value of the Common Stock (determined at the date of the option grant) with respect to which ISO's are exercisable for the first time by an optionee in any calendar year (under all incentive stock option plans maintained by the Company) may not exceed $100,000.

     Based on current federal income tax laws, the tax consequences of options granted under the 1987 Plan generally are as follows:

     Recipients of nonqualified stock options will not have taxable income at the time of grant, but will have ordinary income upon the exercise of such options in the amount, if any, that the fair market value of such shares on the date of exercise exceeds the option price of such shares. Any gain or loss recognized by such recipient upon the sale of such shares generally will be a capital gain or loss (short-term or long-term, as applicable).

     Recipients of ISO's will not have taxable income at the time of grant, or upon the exercise of such options, but will (i) if the recipient does not hold such shares for a minimum period, generally have ordinary income upon the sale of such shares in the amount, if any, that the selling price of such shares on the date of sale exceeds the lesser of the option price of such shares on the date of grant or the fair market value of the stock on the date of exercise, or
(ii) if the recipient holds such shares for such minimum period, generally have a capital gain or loss (short-term or long-term, as applicable) upon the sale of such shares in the amount, if any, that the selling price of such shares on the date of sale exceeds the option price of such shares.

     The Company will be entitled to a federal income tax deduction from the exercise of options and/or the sale of stock under the 1987 Plan only if and to the extent that the recipient recognizes ordinary income from such exercise of options and/or sale of stock, and only if applicable withholding requirements are met.

     As of December 31, 1993, options to purchase 483,865 shares of Common Stock were outstanding under the 1987 Plan at a weighted average exercise price of $13.78 per share and no shares remained available for future grant. No options were granted under the 1987 Plan during fiscal 1993. The closing price of a share of the Common Stock on the New York Stock Exchange on February 7, 1993 was $17.88.

     In December 1993, the Board of Directors adopted certain amendments to the 1987 Plan. These amendments are summarized below. A copy of the 1987 Plan, as proposed to be amended, is attached hereto as Exhibit B. The amendments to the 1987 Plan are subject to approval of the stockholders at the Annual Meeting.

     Proposed Amendments:

          (i) To increase the number of shares of Common Stock reserved for issuance under the 1987 Plan by 500,000.

          (ii) To specify in the 1987 Plan that all future options granted under the 1987 Plan will vest at a rate of 20% per year beginning one year after the date of grant. Currently the 1987 Plan provides that the Executive Compensation Committee may set the vesting schedule for each option in its discretion.

          (iii) To provide for the grant of options to each of the Company's non-employee directors in the amount of 2,000 shares of Common Stock per year at an exercise price equal to 100% of the fair market value on the date of grant. For current directors, the first grant date would be the date that the stockholders approve this amendment. For new directors, options would be granted on the date of their election or appointment to the Board of Directors. After receiving an initial grant, each such director would receive additional options in the amount of 2,000 shares of Common Stock on the first day of each subsequent fiscal year. The other terms and conditions of such non-employee directors' options will be as set forth in the 1987 Plan with respect to options generally.

          (iv) To provide that no person may receive options covering more than 25,000 shares in any fiscal year. Currently, there is no such limit in the 1987 Plan.

          (v) To give the Board of Directors discretion to amend the 1987 Plan unless such amendment requires the approval of stockholders to assure the 1987 Plan's continued compliance with Rule 16b-3.

     Option Grants:

          The following table discloses the number of shares covered by options that have been approved for grant under the 1987 Plan, as amended, as of the date of the Annual Meeting. These options are subject to the approval by stockholders at the Annual Meeting of the proposed amendment to increase the number of shares of Common Stock reserved for issuance under the 1987 Plan. All such options will have an exercise price equal to the fair market value of the Common Stock at the close of business on the date of the Annual Meeting, and will vest at a rate of 20% per year beginning one year after the date of grant.

                                                                    NUMBER OF OPTIONS
                             NAME AND POSITION                        TO BE GRANTED
                             -----------------                     ------------------
        Sydney J. Rosenberg.........................................       25,000
          Chairman of the Board and
          Chief Executive Officer of the Company
        William W. Steele...........................................       25,000
          President and Chief Operating Officer
          of the Company
        John F. Egan................................................       20,000
          Vice President of the Company and
          President of the Janitorial Division
        Jess E. Benton, III.........................................       15,000
          Vice President of the Company and
          President of Amtech Services
        David H. Hebble.............................................        7,500
          Vice President and Chief Financial
          Officer of the Company
        Executive Group(1)..........................................      150,000
        Non-Executive Director Group(2).............................       14,000
        Non-Executive Officer Employee Group(3).....................      290,500

- - - ------------

(1) Consists of all current executive officers, as a group.

(2) Consists of all current directors who are not executive officers, as a group.

(3) Consists of all employees other than executive officers, as a group.

     It is intended that, unless otherwise directed by stockholders, proxies will be voted for approval of the amendments to the 1987 Plan. The affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote on this matter will be necessary to approve adoption of the amendments to the 1987 Plan. The Board of Directors believes that the 1987 Plan promotes the long-term success of the Company and the creation of stockholder value by attracting and retaining eligible individuals with exceptional qualifications by encouraging such individuals to focus on long-range objectives, and by linking participants directly to stockholder interests through increased stock ownership. Therefore, the Board of Directors recommends a vote FOR adoption of the amendments.

                             EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

     The compensation for each of the five most highly compensated executive officers of the Company for services in all capacities rendered to the Company and its subsidiaries during the fiscal years ended October 31, 1993, 1992 and 1991 is set forth below. Columns regarding "Other Annual Compensation," "Restricted Stock Awards," "Long-Term Incentive Plan [LTIP] Payouts" and "All Other Compensation" are excluded because no reportable payments were made to such executive officers for the relevant years.

                           SUMMARY COMPENSATION TABLE

                                                                            LONG TERM
                                                                           COMPENSATION
                                                                              AWARDS
                                                 ANNUAL COMPENSATION(1)     SECURITIES
             NAME AND                FISCAL      ----------------------     UNDERLYING
        PRINCIPAL POSITION            YEAR       SALARY($)     BONUS($)     OPTIONS(#)
- - - -----------------------------------  ------      ---------     --------    ------------
Sydney J. Rosenberg................   1993       $350,000      $50,916             0
  Chairman of the Board and           1992(2)     335,000       39,674        20,000
  Chief Executive Officer             1991        275,268        4,050             0
  of the Company
William W. Steele..................   1993        350,000       50,916             0
  President and Chief Operating       1992(3)     335,000       39,674        20,000
  Officer of the Company              1991        260,467       60,000             0
John F. Egan.......................   1993        287,091       69,454             0
  Vice President of the Company       1992        273,420       74,902         8,000
  and President of the Janitorial     1991        260,400       54,889             0
  Division
Jess E. Benton, III................   1993        236,250       65,750             0
  Vice President of the Company       1992        225,000       55,150         8,000
  and President of Amtech             1991        202,585       68,000             0
  Services
David H. Hebble....................   1993        239,629       23,870             0
  Vice President and Chief            1992        228,218       22,271         6,000
  Financial Officer of the            1991        217,350       26,250             0
  Company

- - - ------------

(1) Includes amounts deferred under the Company's Deferred Compensation Plan.

(2) Sydney J. Rosenberg was promoted to Chief Executive Officer as of November 1, 1991.

(3) William W. Steele was promoted to President as of November 1, 1991.

OPTIONS GRANTED TO EXECUTIVE OFFICERS

     The Executive Compensation Committee of the Board of Directors currently has authority to grant stock options under either the Executive Stock Option Plan (the "1984 Plan") or the 1987 Stock Option Plan (the "1987 Plan"). The following table sets forth certain information regarding stock options exercised and owned by the executive officers named in the foregoing Summary Compensation Table. A table captioned "Option Grants in Last Fiscal Year" is omitted because the Company granted no options during the last fiscal year.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                     NUMBER OF     NUMBER OF
                                                    SECURITIES     SECURITIES
                                                    UNDERLYING     UNDERLYING        VALUE OF
                                                    UNEXERCISED   UNEXERCISED      UNEXERCISED
                                                    OPTIONS AT     OPTIONS AT      IN-THE-MONEY
                                                      FY-END         FY-END       OPTIONS UNDER
                           SHARES                    UNDER THE     UNDER THE      BOTH PLANS AT
                          ACQUIRED                1984 PLAN(#)(1) 1987 PLAN(#)     FY-END($)(2)
                             ON          VALUE     EXERCISABLE/   EXERCISABLE/     EXERCISABLE/
    NAME AND POSITION    EXERCISE(#)  REALIZED($)  UNEXERCISABLE  UNEXERCISABLE   UNEXERCISABLE
- - - ------------------------------------  ----------- --------------- ------------   ----------------
Sydney J. Rosenberg......   None        n/a           0/0         4,000/16,000   $      0        (3)
  Chairman of the Board
  and Chief Executive
  Officer of the Company
William W. Steele........   None        n/a           0/20,000    34,000/16,000  $187,350/$ 98,700(4)
  President and Chief
  Operating Officer of
  the Company
John F. Egan.............   None        n/a           0/23,000    31,600/6,400   $204,150/$113,505(5)
  Vice President of the
  Company and President
  of the Janitorial
  Division
Jess E. Benton, III......   None        n/a           0/20,000    11,600/6,400   $42,450/$ 98,700(6)
  Vice President of the
  Company and President
  of Amtech Services
David H. Hebble..........   None        n/a           0/16,000    11,200/4,800   $42,450/$ 78,960(7)
  Vice President and
  Chief Financial Officer
  of the Company

- - - ------------

(1) Options granted under the 1984 Plan may be exercised only by option holders who remain employees or members of the Board of Directors of the Company or its subsidiaries until the last day of the month coinciding with or next following their 67th birthday, and the options may be exercised only during the period from that date and continuing, if they are not then retired, until 30 days after their actual retirement date. The right to exercise such options will terminate if they are not exercised by the employee or director during such period. However, the options may be immediately exercised in the event of dissolution or liquidation of the Company or a merger or combination in which the Company is not the surviving corporation.

(2) Based on a price per share of $16.38, which was the price of a share of Common Stock on the NYSE at the close of business on October 31, 1993.

(3) None of Sydney J. Rosenberg's options were in-the-money options. Since Sydney J. Rosenberg beneficially owns more than 10% of the Company's Common Stock, grants of incentive stock options to him under the 1987 Plan are at 110% of the market price on the date of grant.

(4) Includes 20,000 nonqualified stock options granted in 1983 at an exercise price of $11.44 per share, 30,000 incentive stock options granted in 1988 at an exercise price of $10.13 per share and 20,000 incentive stock options granted in 1991 at an exercise price of $16.97 per share.

(5) Includes 23,000 nonqualified stock options granted in 1983 at an exercise price of $11.44 per share, 30,000 incentive stock options granted in 1988 at an exercise price of $9.57 per share and 8,000 incentive stock options granted in 1991 at an exercise price of $16.97 per share.

(6) Includes 20,000 nonqualified stock options granted in 1983 at an exercise price of $11.44 per share, 10,000 incentive stock options granted in 1988 at an exercise price of $12.13 per share and 8,000 incentive stock options granted in 1991 at an exercise price of $16.97 per share.

(7) Includes 16,000 nonqualified stock options granted in 1983 at an exercise price of $11.44 per share, 10,000 incentive stock options granted in 1988 at an exercise price of $12.13 per share and 6,000 incentive stock options granted in 1991 at an exercise price of $16.97 per share.

SERVICE AWARD BENEFIT PLAN

     The Company's Service Award Benefit Plan became effective on November 1, 1989. This plan is an unfunded "severance pay plan" as defined in the Employee Retirement Income Security Act of 1974, as amended. All qualified employees, as defined in said Service Award Benefit Plan, earning more than the Internal Revenue Service determination of a highly compensated individual as determined each calendar year (currently over $64,245), are eligible for benefits under the plan. The Company has a separate Profit Sharing and Employee Savings Plan for all qualified employees, as defined in said Profit Sharing and Employee Savings Plan, who earn less than such amount.

     The plan provides that, upon termination, eligible employees will receive seven days pay for each full fiscal year of employment subsequent to November 1, 1989. The Company, at its discretion, may also award additional days each year. The amount of the payment is based on the average annual compensation, up to a maximum of $150,000, received by the employee in the current calendar year and the two calendar years preceding termination. The amount of the payment under the plan, together with any other severance pay paid to the employee, cannot exceed two times the compensation received by the employee in the 12 month period preceding the termination of employment.

     If an employee's employment terminates before the employee has been employed for five years, except in the case of death, disability or normal retirement of the employee, if the employee is terminated for cause (such as theft or embezzlement), or if the employee subsequently engages in competition with the Company, such employee forfeits any benefits payable under the plan.

     Following termination, eligible employees will receive their payments under the plan in two equal installments. Executives, managers and salespersons of the Company will receive their first payment in the eleventh month following termination and the second payment no later than the last day of the twenty-third month following termination. Other eligible employees will receive their first payment as soon as administratively possible following termination and their second payment in the thirteenth month following termination. The payment schedule may be waived for employees who terminate employment after reaching age 62, or if termination results from death or total disability.

     In fiscal 1993, the Company paid an aggregate of $25,785 to two former executive officers under this plan.

EMPLOYMENT CONTRACTS

     The Company has entered into written employment contracts with each of the executive officers named in the foregoing compensation tables. These contracts are dated as of November 1, 1991 and provide for an annual base salary (currently set at the following amounts for fiscal 1994, which amounts represent a five percent increase over such executive's annual base salary for fiscal 1993: $370,000 for each of Sydney J. Rosenberg and William W. Steele, each of whom has voluntarily elected to receive only $360,500 which is a three percent increase over their annual base salary for fiscal 1993; $301,446 for John F. Egan; $248,063 for Jess E. Benton, III who has voluntarily elected to receive only $243,338 which is a three percent increase over his annual base salary for fiscal 1993; and $251,610 for David H. Hebble), and an annual bonus based on pre-tax profits, plus other customary benefits such as participation in the Company's other employee benefit plans, payment of premiums on group insurance policies and payment of club membership fees. In addition, the contracts provide that upon such persons' retirement or other specified events, the Company will pay to such persons consulting fees for a period of ten years in the aggregate amounts of $1,000,000 in the case of Sydney Rosenberg; between $474,285 and $1,000,000 in the case of William W. Steele, depending upon the number of years of his employment with the Company after November 1, 1993; between $428,571 and $600,000 in the case of John F. Egan, depending upon the number of years of his employment with the Company after November 1, 1993; and $120,000 each in the cases of Jess E. Benton, III and David H. Hebble. These employment contracts continue for an initial term of three years ending on October 31, 1994 in the cases of Sydney J. Rosenberg and William F. Steele, and two years ending on October 31, 1993 in the cases of John F. Egan, Jess E. Benton, III, and David H. Hebble, unless earlier terminated by either party or later extended pursuant to the terms of each contract. The contracts with John
F. Egan, Jess E. Benton, III, and David H. Hebble have been extended pursuant to the terms of each contract for an additional one-year term ending on October 31, 1994.

MANAGEMENT INDEBTEDNESS

     During fiscal year 1986, William W. Steele and John F. Egan relocated their personal residences in connection with their employment by the Company. In order to assist each of them with their relocation, the Company loaned $872,042 to Mr. Steele and $575,000 to Mr. Egan for the purchase of new personal residences. Each of these loans is secured by a deed of trust on such residences. These loans, each of which contained a shared appreciation provision, accrued interest at the rate of 3% per annum from August 1987 until July 1989, and 4% per annum from August 1989 to December 31, 1991. Effective January 1, 1992, these loans were amended to terminate the shared appreciation provisions and to provide for interest rates of 6% per annum. These loans will mature in 1999 unless accelerated upon the occurrence of certain specified events such as their termination of employment with the Company. As of December 31, 1993, the outstanding principal balances of such loans were $806,362 and $540,598 as to William W. Steele and John F. Egan, respectively.

     On October 28, 1992, the Company loaned $20,000 to John F. Egan pursuant to a promissory note that accrued interest at 6% per annum and was payable on January 4, 1993. This loan has been repaid in full.

EXECUTIVE COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Claude M. Ballard, Jr., Maryellen B. Cattani and Theodore Rosenberg serve as members of the Executive Compensation Committee of the Board of Directors. Claude M. Ballard, Jr. and Maryellen B. Cattani have no relationships with the Company other than as directors and stockholders.

     Theodore Rosenberg is a former executive officer of the Company, having retired on December 31, 1989. He is the brother of Sydney J. Rosenberg, the Company's Chairman of the Board and Chief Executive Officer. Upon Theodore Rosenberg's retirement as an officer and employee of the Company, a payment of $100,000 per year for ten years provided for in his earlier employment contract became payable in equal monthly installments beginning in January 1990. Theodore Rosenberg continues to provide consulting services to the Company on a month-to-month basis, for which services he receives a fee of $3,333.33 per month. See also "Certain Relationships and Related Transactions" herein for a description of an office lease between the Company and certain members of the Rosenberg family.

     During fiscal 1993, no executive officer of the Company served as a director or member of the compensation committee of any other for-profit entity other than subsidiaries of the Company.

EXECUTIVE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

February 1, 1994

To the Board of Directors:

     INTRODUCTION. Based upon its evaluation of the performance of both the Company and its executive officers, and subject to existing employment contracts, the Executive Compensation Committee reviews and recommends to the Board of Directors annual compensation and other terms and conditions of employment for the eleven executive officers of the Company, who are the Chairman of the Board (Chief Executive Officer); President (Chief Operating Officer); Executive Vice President (Chief Administrative Officer); seven Vice Presidents; and the Controller (Chief Accounting Officer).

     COMPENSATION POLICY APPLICABLE TO EXECUTIVE OFFICERS. Because the Company is primarily a service business, the leadership of its executive officers is crucial to the Company's growth and prosperity. It is the Committee's goal that the policies underlying the Company's executive compensation programs support the Company's ultimate goal of enhancing stockholder value by providing cost-effective service to customers at a profit to the Company. Each executive officer is compensated through a combination of annual base salary and bonus, and stock option grants from time to time. Subject to the terms and conditions of the written employment contracts described below, the Committee reviews the overall compensation (both annual and long-term) of the executive officers primarily by evaluating their past performance, expectations as to their future performance, the Company's profitability and other factors such as length of service to the Company. To assist it in its review, the Committee retained an independent executive compensation consultant in 1993 to evaluate the Company's cash compensation of its executive officers. Based upon the results of the evaluation undertaken by such consulting firm, the Committee believes that the Company's annual cash compensation program in general, and the total annual cash compensation of the Company's executive officers, in particular, are fair and reasonable. Through the consistent and fair application of its executive compensation policy, the Company believes it will be able to hire and retain executives who are most able to contribute to the long-term success of the Company and the enhancement of stockholder value.

     BASE SALARIES AND BONUSES. In November 1991, the Company entered into written employment contracts with all of its executive officers which set forth the compensation and other terms and conditions of their employment by the Company. Each of the executive officers receives cash compensation in the form of an annual base salary and an annual bonus which is tied directly to the income before taxes of the Company on a consolidated basis and/or the operating division(s) of the Company for which the executive officer is responsible. Base salaries were established in November of 1991, with five percent annual increases. In some cases, the bonus is a percentage of income for the current fiscal year, while in other cases, the bonus is a function of both the income for the current fiscal year and any increase in income over the previous fiscal year. All such bonuses are calculated and paid after completion of the annual audit.

     The Committee views the bonus portion as an important part of the overall compensation of each executive officer because it provides the executive officers with a material stake in the financial performance of the Company and/or the operating division(s) that they manage. When the bonus formulae were established in 1991, the then members of the Executive Compensation Committee expected that such bonuses would in most cases amount to approximately 20% of an executive officer's annual salary if the Company and/or the applicable operating division(s) achieved their projected income. Accordingly, a significant portion of the compensation of each executive officer is related directly to the Company's profitability and, therefore, to the Company's ultimate goal of enhancing stockholder value.

     The written employment contracts continue until October 31, 1994 for two of the Company's executive officers, including the Chief Executive Officer. The written employment contracts of the other nine executive officers of the Company expired by their terms on October 31, 1993, but were extended for a one year period by the Committee based on its determination that the total cash compensation to the executive officers reflected therein was fair and reasonable. Upon the expiration of all of these contracts in October 1994, the Committee will evaluate executive compensation in accordance with the policies described above, focusing on motivating executive officers to attain corporate and individual performance objectives.

     OTHER COMPENSATION. The Company's executive officers are also eligible to participate in compensation and benefit programs generally available to other employees on an equal basis, such as the Company's retirement, life and disability insurance programs. In accordance with the terms of the written employment contracts, the Company provides its executive officers with certain perquisites, such as Company-provided automobiles or automobile allowances, an executive group health plan, club memberships and dues, and incidental personal benefits.

     BASIS FOR CEO COMPENSATION. The Chief Executive Officer's cash compensation for fiscal 1993 was determined by such officer's employment contract. Such executive officer's base salary was increased by five percent for fiscal year 1994, as provided under the terms of his employment contract. The Chief Executive Officer, however, has voluntarily elected to receive only a three percent increase. No unique evaluation factors are utilized with respect to determining the Chief Executive Officer's compensation.

     IRS SECTION 162(M). Section 162(m) of the Internal Revenue Code of 1986 (recently adopted under the Omnibus Budget and Reconciliation Act of 1993) generally limits a corporation's annual federal tax deduction for compensation (including stock-based compensation such as options) paid to certain top executive officers to $1,000,000. Such Section 162(m) does not apply to executive officer compensation reported and discussed above for fiscal year 1993. As the cash compensation of each of the Company's executive officers for fiscal 1994 is expected to be far below $1,000,000, the Company has not adopted an overall policy on qualifying compensation of its executive officers for deductibility under that Section, but has proposed that the 1987 Stock Option Plan be amended to limit the number of shares covered by options that may be granted to any one person to 25,000 shares per fiscal year (see Item 4 of this Proxy Statement).

                                            Executive Compensation Committee

                                            Claude M. Ballard, Jr., Chairman
                                            Maryellen B. Cattani, Member
                                            Theodore Rosenberg, Member

EXECUTIVE COMPENSATION COMMITTEE REPORT ON STOCK OPTION PLANS

February 1, 1994

To the Board of Directors:

     The Executive Compensation Committee administers the Company's stock option plans and authorizes grants thereunder. The Committee currently has authority to grant stock options under either the Executive Stock Option Plan (the "1984 Plan") or the 1987 Stock Option Plan (the "1987 Plan").

     The Company's stock option plans provide executive officers and other employees with an opportunity to purchase a proprietary interest in the Company and thus encourage them to remain employed by the Company. The Committee views the granting of stock options and the ownership of stock as important mechanisms for relating overall compensation of executive officers and other employees directly to the Company's ultimate goal of enhancing stockholder value.

     In fiscal 1993, no options were granted under either the 1984 Plan or the 1987 Plan. In December 1993, the Committee authorized the grant of options to purchase 454,500 shares under the 1987 Plan as of the date of the Annual Meeting, including the grant to executive officers of options to purchase 150,000 shares. Further information relating to these options is set forth on page 7 hereof. In determining the number of options to be granted to the executive officers, the Committee considered each officer's performance, the Company's overall profitability, the aggregate number of such options that had been granted in recent years, the fact that no such options had been granted in fiscal 1993, and other factors such as length of service to the Company.

                                            Executive Compensation Committee

                                            Claude M. Ballard, Jr., Chairman
                                            Maryellen B. Cattani, Member
                                            Theodore Rosenberg, Member

PERFORMANCE GRAPH

     Set forth below is a graph comparing the yearly cumulative total stockholder return on the Company's Common Stock with the yearly cumulative total return of (a) the Standard & Poor's 500 and (b) a peer group of companies that, like the Company, (i) are currently listed on the New York Stock Exchange,
(ii) have been publicly-traded for at least five years and (iii) have a market capitalization of $150 million to $175 million (based on the most recent publicly-available number of shares outstanding on January 20, 1994 and the closing price of shares on December 31, 1993). The peer group consists of the following companies, in addition to the Company: Allwaste Inc., Anacomp, Inc., Cascade Natural Gas Corporation, Daniel Industries Inc., Dravo Corporation, Elcor Corporation, Fabri-Centers of America, FAI Insurance, Ltd., First Federal Savings Bank, Puerto Rico, First Union Real Estate Equity and Mortgage Investments, Firstfed Financial Services Corporation, General Datacomm Industries Inc., IMO Industries, Inc., MGI Properties, Nashua Corporation, North Carolina Natural Gas Corporation, Oil Dri Corporation America, Real Estate Investment Trust of California, Rex Stores Corporation, RLI Corporation, Southern California Water Co., Statesman Group Inc., SYMS Corporation, TCBY Enterprises Inc., UNC Inc., Watkins Johnson Co., Willcox & Gibbs Inc. and Wiser Oil Co.

     Although the criteria for selecting companies to be included in the peer group are the same as the criteria used in last year's proxy statement, the following companies have been deleted from this year's peer group because either they fail to meet the market capitalization requirement set forth above or they are not currently listed on the New York Stock Exchange: Amcast Industrial Corp., Atmos Energy Corp., Bearings Inc.-Ohio, Burnham Pacific Properties, Inc., Coeur D'Alene Mines Corp., Connecticut Energy Corp., Diasonics Inc., Fidelity National Financial Inc., General Host Corp., Glenfed Inc., Hilb Rogal & Hamilton Co., Horizon Healthcare Corp., Kent Electronics Corp., Lifetime Corp., Lydall Inc., National Education Corp., Network Equipment Technologies Inc., Robert Half International Inc., Starrett L.S. Co., Storage Equities Inc., TNP Enterprises Inc., Unitrode Corp., Van Dorn Co. and Varco International.

     The Company does not believe it can reasonably identify a peer group of companies on an industry or line-of-business basis for the purpose of developing a comparative performance index. The building services industry is highly fragmented, primarily consisting of privately-owned businesses which provide a limited range of services on a local or regional basis. While the Company is aware that some other publicly-traded companies market services in one or more of the Company's nine lines-of-business, none of these other companies provide most or all of the services offered by the Company, and many offer other services or products as well. Moreover, some of these other companies that engage in one or more of the Company's nine lines-of-business do so through divisions or subsidiaries that are not publicly traded and/or reported. For all of these reasons, no such comparison would, in the opinion of the Company, provide a meaningful index of comparative performance.

     The comparisons in the graph below are based on historical data and are not indicative of, or intended to forecast, the possible future performance of the Company's Common Stock.

                                    [Graph]

                             PRINCIPAL STOCKHOLDERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information as to the persons or entities known to the Company to be beneficial owners of more than 5% of the Company's Common Stock as of December 31, 1993.

                                                   NUMBER
               NAME AND ADDRESS OF                   OF
                BENEFICIAL OWNER                   SHARES          PERCENT
                ----------------                  --------         -------
Theodore Rosenberg(1)...........................  1,196,920(2)       13.6%
  2171 Junipero Serra Boulevard
  Daly City, California 94014
Sydney J. Rosenberg(1)..........................  1,149,484(3)       13.1%
  9831 West Pico Boulevard
  Los Angeles, California 90035
GeoCapital Corporation..........................    807,450(4)        9.2%
  767 Fifth Avenue
  New York, New York 10153

- - - ------------

(1) According to the Schedule 13D filed by such persons, Sydney J. and Theodore Rosenberg may each be deemed to be a member of a group within the meaning of
    Section 13(d)(5) of the Securities Exchange Act of 1934, as amended, and therefore, each may be deemed to own an aggregate of 2,346,404 shares of Common Stock or approximately 26.7% of the outstanding Common Stock. Subject to the foregoing, each of Sydney J. and Theodore Rosenberg disclaims beneficial ownership of shares held by the other.

(2) Includes 15,396 shares of Common Stock held by a family charitable corporation, of which Theodore Rosenberg is a director. Theodore Rosenberg disclaims beneficial ownership of such shares.

(3) Includes 21,866 shares of Common Stock held by Sydney J. Rosenberg's wife and 16,350 shares held by a family charitable corporation, of which Sydney
    J. Rosenberg is a director. Sydney J. Rosenberg disclaims beneficial ownership of such shares. Also includes 8,000 shares issuable upon exercise of outstanding options exercisable within 60 days of December 31, 1993.

(4) Based on information provided as of December 31, 1993 to the Company by GeoCapital Corporation. Does not include either 5,000 shares held by a senior vice president or 2,000 shares held by a senior analyst of such company, as reported to the Company by GeoCapital Corporation.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table indicates, as to each named executive officer, director and nominee, and as to all directors and executive officers as a group, the number of shares and percentage of the Company's Common Stock beneficially owned as of December 31, 1993.

                                                                     COMMON STOCK
                                                               BENEFICIALLY OWNED AS OF
                                                                   DECEMBER 31, 1993
                                                              ---------------------------
                                                               NUMBER
                                                                 OF
                                                               SHARES          PERCENT(1)
                                                              --------         ----------
Claude M. Ballard, Jr.......................................     3,000               *
Jess E. Benton, III.........................................    31,317(2)            *
Maryellen B. Cattani........................................     1,000               *
Robert S. Dickerman.........................................     9,000(3)            *
John F. Egan................................................    83,423(4)            *
David H. Hebble.............................................    21,168(5)            *
Charles T. Horngren.........................................     6,400(6)            *
Felix M. Juda...............................................    65,900(7)            *
Martinn H. Mandles..........................................    74,080(8)            *
Sydney J. Rosenberg.........................................  1,149,484(9)(10)    13.1%
Theodore Rosenberg..........................................  1,196,920(9)(11)    13.6%
William W. Steele...........................................    46,168(12)           *
William E. Walsh............................................         0               *
Executive officers and directors
  as a group (17 persons)...................................  2,761,898(13)       30.8%

- - - ------------

   * Less than 1.0%

 (1) Based on a total of 8,799,404 shares outstanding as of December 31, 1993.

 (2) Includes 13,200 shares subject to outstanding options held by Jess E. Benton, III that were exercisable on or within 60 days after December 31, 1993.

 (3) Includes 3,000 shares subject to outstanding options held by Robert S. Dickerman that were exercisable on or within 60 days after December 31, 1993.

 (4) Includes 33,200 shares subject to outstanding options held by John F. Egan that were exercisable on or within 60 days after December 31, 1993.

 (5) Includes 12,400 shares subject to outstanding options held by David H. Hebble that were exercisable on or within 60 days after December 31, 1993.

 (6) Includes 3,000 shares subject to outstanding options held by Charles T. Horngren that were exercisable on or within 60 days after December 31, 1993.

 (7) Includes 27,800 shares held by a family charitable trust of which Mr. Juda is a trustee. Mr. Juda disclaims beneficial ownership of such shares. Also includes 3,000 shares subject to outstanding options held by Felix M. Juda that were exercisable on or within 60 days after December 31, 1993.

 (8) Includes 33,368 shares of Common Stock held by the Leo L. Schaumer Testamentary Trusts, of which Mr. Mandles is Co-Trustee with Bank of America National Trust and Savings Association. Mr. Mandles disclaims beneficial ownership of such shares. Also includes 23,200 shares subject to outstanding options held by Martinn H. Mandles that were exercisable on or within 60 days after December 31, 1993.

 (9) According to the Schedule 13D filed by such persons, Sydney J. Rosenberg and Theodore Rosenberg may each be deemed to be a member of a group within the meaning of Section 13(d)(5) of the Securities Exchange Act of 1934, as amended, and therefore, each may be deemed to own an aggregate of 2,346,404 shares of Common Stock or approximately 26.7% of the outstanding Common Stock. Subject to the foregoing, each of them disclaims beneficial ownership of shares held by the other.

(10) Includes 21,866 shares of Common Stock held by Sydney J. Rosenberg's wife and 16,350 shares held by a family charitable corporation of which Sydney
     J. Rosenberg is a director. Sydney J. Rosenberg disclaims beneficial ownership of such shares. Also includes 8,000 shares subject to outstanding options held by Sydney J. Rosenberg that were exercisable on or within 60 days after December 31, 1993.

(11) Includes 15,396 shares of Common Stock held by a family charitable corporation of which Theodore Rosenberg is a director. Theodore Rosenberg disclaims beneficial ownership of such shares.

(12) Includes 38,000 shares subject to outstanding options held by William W. Steele that were exercisable on or within 60 days after December 31, 1993.

(13) Includes 170,200 shares subject to outstanding options held by the Company's executive officers and directors that were exercisable on or within 60 days after December 31, 1993.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company leases office space in Los Angeles from several children of Sydney J. Rosenberg and Theodore Rosenberg pursuant to a lease that expires in June of 1999. As of December 31, 1993, the aggregate rental payments made under the lease since its inception were $370,204. The current rental payment for the leased property is $2,578 per month plus an increase of $62 per month on July 1 of each year. Neither Sydney J. Rosenberg nor Theodore Rosenberg directly or indirectly receives any proceeds from the lease.

                            APPOINTMENT OF AUDITORS

     KPMG Peat Marwick, independent certified public accountants, have been selected as the Company's principal accountants for the current year. Representatives of KPMG Peat Marwick will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                                 OTHER MATTERS

     As of the date of this proxy statement, there are no other matters which the Board of Directors intends to present or has reason to believe others will present at the Annual Meeting of Stockholders. If other matters properly come before the Annual Meeting, those persons named in the accompanying proxy will vote in accordance with their judgment.

                      1995 ANNUAL MEETING OF STOCKHOLDERS

     Stockholders are entitled to present proposals for action at stockholders' meetings if they comply with the requirements of the proxy rules. In connection with this year's Annual Meeting, no stockholder proposals were presented. Any proposals intended to be presented at the 1995 Annual Meeting must be received at the Company's offices on or before October 16, 1994 in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting.

                                            By Order of the Board of Directors

                                            Harry H. Kahn, Esq.
                                            Vice President, General Counsel and
                                            Secretary

February 14, 1994

                                                                       EXHIBIT A

                 AMERICAN BUILDING MAINTENANCE INDUSTRIES, INC.

                       1985 EMPLOYEE STOCK PURCHASE PLAN

     The purpose of this 1985 Employee Stock Purchase Plan (the "Plan") is to provide employees the opportunity to purchase American Building Maintenance Industries, Inc.'s Common Stock through annual offerings to be made until April 30, 1997. An aggregate of 2,500,000 shares of such stock may be issued under the Plan (the "Shares").

     1. ELIGIBILITY. Only employees of American Building Maintenance Industries, Inc. (the "Corporation") and its subsidiary corporations will be eligible to participate in the Plan. All such employees will be eligible to participate, except employees who own or hold options to purchase or who, as a result of participation in this Plan, would own or hold options to purchase, stock of the Corporation possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation and any current or future parent and/or subsidiary corporation(s) of the Corporation. An employee shall be considered as owning stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries. Stock which an employee may purchase under outstanding options shall be treated as stock owned by the employee.

     2. OFFERINGS. The Plan shall be implemented by granting eligible employees the right to purchase Shares (an "Offering") during offering periods of one (1) year duration (each such period being referred to herein as an "Offering Period") commencing at such times as the Corporation shall determine. The first working day during an Offering Period shall be the "Offering Date" for such Offering Period.

     3. PARTICIPATION. An employee eligible on the Offering Date of any Offering may participate in such Offering by completing and forwarding a Payroll Deduction Authorization for Purchase of ABM Stock form ("Payroll Deduction Authorization Form") to the Payroll Department at such employee's branch location on or before the Offering Date. The form will authorize a regular payroll deduction from the employee's compensation.

     Unless otherwise indicated, a participating employee shall automatically participate in the first Offering which commences immediately after the expiration of each Offering in which such employee acquires Shares upon expiration of the standard one (1) year Offering Period. A participating employee is not required to file an additional Payroll Deduction Authorization Form in order to automatically participate therein. Unless otherwise indicated in an additional Payroll Deduction Authorization Form, the rate at which payroll deductions shall be accumulated with respect to any such subsequent Offering shall equal the rate applicable to the previously expired Offering. Any balance in an employee's payroll deduction account at the end of an Offering will remain in the employee's account as funds available for the purchase of shares in the subsequent Offering.

     4. DEDUCTIONS. The Corporation will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction up to a maximum of 10% of the compensation he receives during the Offering Period specified for the Offering (or during such portion thereof as he may elect to participate). As a minimum, an employee must authorize a payroll deduction which, based on his rate of pay at the time of such authorization, would enable him by the end of the Offering Period to accumulate in his account an amount equal to at least the Offering Price (as defined below) of ten Shares for that Offering.

     5. DEDUCTION CHANGES. An employee may at any time increase or decrease his payroll deduction by filing a new Payroll Deduction Authorization Form. The change will become effective for the next pay period after receipt of the form. A payroll deduction may be increased only once and reduced only once during any

Offering Period. An employee will be deemed to have withdrawn from an Offering if such employee reduces the payroll deduction amount to zero.

     6. WITHDRAWAL OF FUNDS. An employee may at any time and for any reason draw out the balance accumulated in his account, and thereby withdraw from participation in an Offering. He may not thereafter participate during the remainder of the Offering Period specified for the Offering. Partial withdrawals will not be permitted.

     7. PURCHASE OF SHARES. Each employee participating in any Offering under this Plan will be granted, upon the Offering Date of such Offering, a right to purchase as many full Shares (but not less than ten) as he may elect to purchase for up to 10% of compensation received during the specified Offering Period to be paid by payroll deductions during such period, provided that the maximum number of Shares which may be purchased in any Offering shall be equal to the number obtained by dividing the employee's annual compensation on the Offering Date of such Offering by the fair market value of one Share on the Offering Date of such Offering.

     The purchase price for each Share purchased under any Offering will be the lesser of:

          (a) 85% of the fair market value of one Share on the Offering Date of such Offering (the "Offering Price"), or

          (b) 85% of the fair market value of one Share on the day on which the right to purchase is exercised and the Shares are purchased pursuant to the terms of this Plan (the "Alternate Offering Price").

     As of the last working day of each calendar month during any Offering, the account of each participating employee shall be totalled. When a participating employee shall have sufficient funds in his account to purchase ten or more Shares at the lesser of either the Offering Price or the Alternate Offering Price as of that date, the employee shall be deemed to have exercised his right to purchase the number of full Shares purchasable with the funds in his account at such price, his account shall be charged for the amount of the purchase, and a stock certificate shall be issued to him as of such day. Subsequent Shares covered by the employee's right to purchase will be purchased in the same manner whenever sufficient funds have again accrued in his account.

     Payroll deductions may be made under each Offering to the extent authorized by the employee, subject to the maximum and minimum limitations imposed for each such Offering. A separate employee account will be maintained with respect to each Offering.

     A participating employee may not purchase shares under any Offering beyond 12 months from the Offering Date thereof. Any balance in an employee's account at the end of 12 months from the Offering Date of any Offering which is not sufficient to purchase ten Shares will, unless otherwise indicated, remain in the employee's account for the purchase of shares in the next Offering.

     8. LIMITATION TO PURCHASE OF SHARES. Anything contained in this Plan notwithstanding, no employee may be granted a right to purchase which permits such employee's rights to purchase stock under all employee stock purchase plans of the Corporation and its parent and subsidiary corporations to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such right to purchase is granted) for each calendar year in which such right to purchase is outstanding at any time. For this purpose (a) the right to purchase stock accrues when such right (or any portion thereof) first becomes exercisable during the calendar year; (b) the right to purchase stock accrues at the rate provided in the Offering, but in no case may such rate exceed $25,000 of fair market value of such stock (determined at the time such right to purchase is granted) for any one calendar year; and (c) a right to purchase which has accrued under one Offering may not be carried over to any other Offering.

     9. REGISTRATION OF CERTIFICATES. Stock Certificates may be registered only in the name of the employee, or if he so indicates on his Payroll Deduction Authorization Form, in his name jointly with a member of his family with rights of survivorship, in the name of a family trust, or in the name of a family member pursuant to a gift which satisfies the requirements of the Uniform Gifts to Minors Act. An employee who is a resident of a jurisdiction which does not recognize such a joint tenancy may have certificates registered in his name as tenant in common with a member of his family, without right of survivorship.

     10.  DEFINITIONS.

     "Working Day" means a day other than a Saturday, Sunday or scheduled holiday.

     "Fair Market Value" means the average of the high and low prices of the Corporation's common stock composite transactions on the New York Stock Exchange on a given day, or if no sales were made on that day, the average of the high and low prices on the next preceding day on which sales are made.

     "Parent corporation" means a corporation described in Section 424(e) of the Internal Revenue Code of 1986, as amended (the "Code").

     "Subsidiary corporation" means a corporation described in Section 424(f) of the Code.

     The Plan is intended to be an "employee stock purchase plan" as defined in
Section 423 of the Code and its provisions shall be interpreted in a manner consistent with this intent.

     11. RIGHTS AS A STOCKHOLDER. None of the rights or privileges of a stockholder of the Corporation shall exist with respect to Shares purchased under this Plan unless and until certificates representing such Shares shall have been issued.

     12. RIGHTS ON RETIREMENT, DEATH OR TERMINATION OF EMPLOYMENT. In the event of a participating employee's retirement, death, or termination of employment, no payroll deduction shall be taken from any pay due and owing to him at such time and the balance in his account shall be paid to him, or, in the event of death, to his estate.

     13. RIGHTS NOT TRANSFERABLE. Rights granted under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during his lifetime only.

     14. APPLICATION OF FUNDS. Funds received or held by the Corporation under this Plan may be used for any corporate purpose.

     15. ADJUSTMENT IN CASE OF CHANGES AFFECTING THE STOCK. In the event of a subdivision of outstanding shares, or the payment of a stock dividend, the number of shares reserved or authorized to be reserved under this Plan, including shares covered by outstanding grants to participating employees, shall be increased proportionately, and the Offering Price for each participant at such time reduced proportionately, and such other adjustment shall be made as may be deemed equitable by the Board of Directors. In the event of any other change affecting the Corporation's common stock, such adjustment shall be made as may be deemed equitable by the Board of Directors to give proper effect to such event.

     16. AMENDMENT OF THE PLAN. The Board of Directors may at any time, or from time to time, amend this Plan in any respect, except that, to the extent required to maintain this Plan's qualification under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, any such amendment shall be subject to stockholder approval.

     17. TERMINATION OF THE PLAN. This Plan and all rights of employees under any Offering hereunder shall terminate:

          (a) on the day that participating employees become entitled to purchase a number of Shares equal to or greater than the number of Shares remaining available for purchase. If the number of Shares so purchasable is greater than the Shares available, Shares shall be allocated on a pro rata basis among such participating employees; or

          (b) at any time, at the discretion of the Board of Directors of the Corporation.

No Offering hereunder shall be made under which the Offering Period shall extend beyond April 30, 1997. Upon termination of this Plan, all amounts in the accounts of participating employees shall be promptly refunded.

     18. ADMINISTRATION. The Plan will be administered by the Executive Compensation Committee of the Board of Directors. The Committee will have authority to make rules and regulations for the administration of the Plan. Its interpretations and decisions with regard thereto shall be final and conclusive.

     19. GOVERNMENTAL REGULATIONS. The Corporation's obligation to sell and deliver its Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such stock.

                                                                       EXHIBIT B

                 AMERICAN BUILDING MAINTENANCE INDUSTRIES, INC.

                             1987 STOCK OPTION PLAN

                                   ARTICLE I

                                    GENERAL

1.  PURPOSE.

     This 1987 Stock Option Plan (the "Plan") is intended to increase incentive and to encourage stock ownership on the part of nonemployee directors of American Building Maintenance Industries, Inc. (the "Company") and selected key employees of the Company or of other corporations which are or become subsidiaries of the Company, and other individuals whose efforts may aid the Company. It is also the purpose of the Plan to provide such employees and other individuals with a proprietary interest, or to increase their proprietary interest, in the Company and its subsidiaries, and to encourage them to remain in the employ of the Company or its subsidiaries. It is intended that certain options granted pursuant to the Plan shall constitute incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and that certain other options granted pursuant to the Plan shall not constitute incentive stock options ("nonqualified stock options").

2.  ADMINISTRATION.

     The Plan shall be administered by the Executive Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board"). The Committee shall from time to time at its discretion make determinations with respect to the persons to whom options shall be granted and the amount of such options. The Committee shall consist of not fewer than three members of the Board. Each member of the Committee shall be a "disinterested person" as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended ("Rule 16b-3").

     The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under it shall be final. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

3.  ELIGIBILITY.

     Subject to Section 2 of this Article I, the persons who shall be eligible to receive options under the Plan shall be such officers and key employees (including directors who are also salaried employees of the Company) of the Company as the Committee shall select. In addition, independent contractors of the Company who are not also salaried employees of the Company shall be eligible to receive nonqualified stock options (but such persons shall not be eligible to receive incentive stock options). The terms "officers and key employees" as used herein shall mean such key employees as may be determined by the Committee in its sole discretion. Directors of the Company who are not employees of the Company nor of any of its subsidiary corporations ("nonemployee directors") shall be eligible only for the options automatically granted pursuant to Article V.

     Except where the context otherwise requires, the term "Company," as used herein, shall include (i) American Building Maintenance Industries, Inc. and
(ii) any of its "subsidiary corporations" which meet the definition of subsidiary corporation contained in Section 424(f) of the Code, and the terms "officers and key employees of the Company," and words of similar import, shall include officers and key employees of each such subsidiary corporation, as well as officers and key employees of American Building Maintenance Industries, Inc.

4.  SHARES OF STOCK SUBJECT TO THE PLAN.

     The shares that may be issued under the Plan shall be authorized and unissued or reacquired shares of the Company's common stock (the "Common Stock"). The aggregate number of shares which may be issued under the Plan shall not exceed 1,100,000 shares of Common Stock, unless an adjustment is required in accordance with Article III.

5.  AMENDMENT OF THE PLAN.

     The Board of Directors may at any time, or from time to time, amend this Plan in any respect, except that, to the extent required to maintain this Plan's qualification under Rule 16b-3, any such amendment shall be subject to stockholder approval. In addition, as required by Rule 16b-3, the provisions of
Article V regarding the formula for determining the amount, exercise price, and timing of nonemployee director options shall in no event be amended more than once every six months, other than to comport with changes in the Code and/or the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). (ERISA is inapplicable to the Plan.)

6.  APPROVAL OF STOCKHOLDERS.

     All options granted under the Plan before the Plan is approved by affirmative vote at the next meeting of stockholders of the Company, or any adjournment thereof, of the holders of a majority of the outstanding shares of Common Stock shall be subject to such approval. No option granted hereunder may become exercisable unless and until such approval is obtained.

7.  TERM OF PLAN.

     Options may be granted under the Plan until December 31, 1996, the date of termination of the Plan. Notwithstanding the foregoing, each option granted under the Plan shall remain in effect until such option has been satisfied by the issuance of shares or terminated in accordance with its terms and the terms of the Plan.

8.  RESTRICTIONS.

     All options granted under the Plan shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares subject to options granted under the Plan upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issuance, if any, or purchase of shares in connection therewith, such option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

9.  NONASSIGNABILITY.

     No option shall be assignable or transferable by the grantee except by will or by the laws of descent and distribution. During the lifetime of the optionee, the option shall be exercisable only by him, and no other person shall acquire any rights therein.

10.  WITHHOLDING TAXES.

     Whenever shares of Common Stock are to be issued under the Plan, the Company shall have the right to require the optionee to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares.

11.  DEFINITION OF "FAIR MARKET VALUE."

     For the purposes of this Plan, the term "fair market value," when used in reference to the date of grant of an option or the date of surrender of Common Stock in payment for the purchase of shares pursuant to the exercise of an option, as the case may be, shall refer to the mean between the highest and lowest sale prices of the Common Stock as quoted in the Composite Transactions Index for the New York Stock Exchange, on such date as published in the "Wall Street Journal" and determined by the Committee, or if no sale price was quoted in any such Index on such date, then as of the next preceding date on which such a sale price was quoted.

                                   ARTICLE II

                                 STOCK OPTIONS

1.  AWARD OF STOCK OPTIONS.

     Awards of stock options may be made under the Plan under all the terms and conditions contained herein. However, in the cases of incentive stock options the aggregate fair market value (determined as of the date of grant) of the stock with respect to which incentive stock options are exercisable for the first time by such officer or key employee during any calendar year (under all incentive stock option plans of the Company and its parent and subsidiary corporations) shall not exceed $100,000. The date on which any option is granted shall be the date of the Committee's authorization of such grant or such later date as may be determined by the Committee at the time such grant is authorized.

2.  TERM OF OPTIONS AND EFFECT OF TERMINATION.

     Notwithstanding any other provision of the Plan, no nonqualified stock option granted under the Plan shall be exercisable after the expiration of ten
(10) years and one (1) month from the date of its grant, and no incentive stock option granted under the Plan shall be exercisable after the expiration of ten
(10) years from the date of grant. In addition, notwithstanding any other provision of the Plan, no incentive stock option granted under the Plan to a person who, at the time such option is granted and in accordance with Section 425(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company shall be exercisable after the expiration of five (5) years from the date of its grant.

     In the event that any outstanding option under the Plan expires by reason of lapse of time or otherwise is terminated for any reason, then the shares of Common Stock subject to any such option which have not been issued pursuant to the exercise of the option shall again become available in the pool of shares of Common Stock for which options may be granted under the Plan.

3.  CANCELLATION OF AND SUBSTITUTION FOR NONQUALIFIED OPTIONS.

     The Company shall have the right to cancel any nonqualified stock option at any time before it otherwise would have expired by its terms and to grant to the same optionee in substitution therefor a new nonqualified stock option stating an option price which is lower (but not higher) than the option price stated in the cancelled option. Any such substituted option shall contain all other terms and conditions of the cancelled option provided, however, that notwithstanding
Section 2 of this Article II such substituted option shall not be exercisable after the expiration of ten (10) years from the date of grant of the cancelled option.

4.  TERMS AND CONDITIONS OF OPTIONS.

     Options granted pursuant to the Plan shall be evidenced by agreements in such form as the Committee shall from time to time determine, which agreements shall comply with the following terms and conditions.

(A) OPTIONEE'S AGREEMENT

     Each optionee shall agree to remain in the employ of and to render to the Company his services for a period of one (1) year from the date of the option, but such agreement shall not impose upon the Company any obligation to retain the optionee in its employee for any period.

(B) NUMBER OF SHARES AND TYPE OF OPTION

     Each option agreement shall state the number of shares to which the option pertains and whether the option is intended to be an incentive stock option or a nonqualified stock option. Notwithstanding any contrary provision of the Plan, during any single fiscal year of the Company, no individual shall be granted options covering more than 25,000 shares of Common Stock.

(C) OPTION PRICE

     Each option agreement shall state the option price per share (or the method by which such price shall be computed). The option price per share shall not be less than 99% of the fair market value of a share of the Common Stock on the date such option is granted. In the cases of incentive stock options and options granted to non-employee directors pursuant to Article V hereof, the option price shall be not less than 100% of the fair market value of a share of the Common Stock on the date such option is granted. Notwithstanding the foregoing, the option price per share of an incentive stock option granted to a person who, on the date of such grant and in accordance with Section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company shall be not less than 110% of the fair market value of a share of the Common Stock on the date that the option is granted.

(D) MEDIUM AND TIME OF PAYMENT

     The option price shall be payable upon the exercise of an option in the legal tender of the United States or, in the discretion of the Committee, in shares of the Common Stock or in a combination of such legal tender and such shares. Upon receipt of payment, the Company shall deliver to the optionee (or person entitled to exercise the option) a certificate or certificates for the shares of Common Stock to which the option pertains.

(E) EXERCISE OF OPTIONS

     Pursuant to the terms of a written option agreement approved by the Committee, each option shall become exercisable at a rate of twenty percent (20%) per year of the shares subject to the option, commencing one year after the date that the option was granted, but only if the optionee has been continuously employed by the Company from the date of grant through the date of vesting. The Committee may, in its discretion, waive any vesting provisions contained in an option agreement.

     To the extent that an option has become vested (except as provided in Article III), and subject to the foregoing restrictions, it may be exercised in whole or in such lesser amount as may be authorized by the option agreement provided, however, that no partial exercise of an option shall be for fewer than twenty-five (25) shares. If exercised in part, the unexercised portion of an option shall continue to be held by the optionee and may thereafter be exercised as herein provided.

(F) TERMINATION OF EMPLOYMENT EXCEPT BY DISABILITY OR DEATH

     In the event that an optionee shall cease to be employed by the Company for any reason other than his death or disability, his option shall terminate on the date three (3) months after the date that he ceases to be an employee of the Company.

(G) DISABILITY OF OPTIONEE

     If an optionee shall cease to be employed by the Company by reason of his becoming permanently and totally disabled within the meaning of Section 22(e)(3) of the Code (as determined by the Committee), such option shall terminate on the date one (1) year after cessation of employment due to such disability.

(H) DEATH OF OPTIONEE AND TRANSFER OF OPTION

     If an optionee should die while in the employ of the Company, or within the three-month period after termination of his employment with the Company during which he is permitted to exercise an option in accordance with Subsection 4(F) of this Article II, such option shall terminate on the date one (1) year after the optionee's death. During such one-year period, such option may be exercised by the executors or administrators of the optionee's estate or by any person or persons who shall have acquired the option directly from the optionee by his will or the applicable law of descent and distribution. During such one-year period, such option may be exercised with respect to the number of shares for which the deceased optionee would have been entitled to exercise it at the time of his death and also with respect to 10 percent of the additional number of shares for which he would have been entitled to exercise it during the balance of the option period, had he survived and remained in the employ of the Company.

                                  ARTICLE III

                     RECAPITALIZATIONS AND REORGANIZATIONS

     The number of shares of Common Stock covered by the Plan, the maximum number of shares with respect to which options may be granted during any single fiscal year to any employee, and the number of shares and price per share of each outstanding option, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding shares of Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend, or any other increase or decrease in the number of issued and outstanding shares of Common Stock effected without receipt of consideration by the Company.

     If the Company shall be the surviving corporation in any merger or consolidation, each outstanding option shall pertain (unless the Committee determines the provisions of the following sentence are applicable to such merger or consolidation) to and apply to the securities to which a holder of the same number of shares of Common Stock that are subject to that option would have been entitled. A dissolution or liquidation of the Company, a merger or consolidation in which the Company is not the surviving corporation or a "change in control" of the Company (as defined below) (each a "Terminating Transaction"), shall cause each outstanding option to terminate, unless the agreement of merger or consolidation or any agreement relating to a dissolution, liquidation or change in control shall otherwise provide, provided that each optionee in the event of a Terminating Transaction which will cause his option to terminate shall have the right immediately prior to such Terminating Transaction to exercise his option in whole or in part, subject to every limitation on the exercisability of such option other than any vesting provisions. For purposes hereof, a "change of control" shall be deemed to have occurred when (i) a person or group of persons acquires fifty percent (50%) or more of the Company's voting securities, and (ii) the Board of Directors of the Company or the Committee shall have determined that such a "change of control" has occurred or the criteria for a "change of control," as established by the Board or Committee, has been satisfied.

     The foregoing adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

     The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

1.  RIGHTS AS A STOCKHOLDER.

     An optionee or a transferee of an option shall have no rights as a stockholder with respect to any shares covered by an option until the date of the receipt of payment (including any amounts required by the Company pursuant to Section 10 of Article I) by the Company. No adjustment shall be made as to any option for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to such date of receipt of payment, except as provided in Article III.

2.  MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS.

     Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend, renew or cancel outstanding options granted under the Plan. Notwithstanding the foregoing, however, no modification of an option shall, without the consent of the optionee impair or diminish any rights or obligations under any option theretofore granted under the Plan. For purposes of the preceding sentence, the right of the Company pursuant to Section 3 of
Article II to cancel any outstanding nonqualified option and to issue therefor a substituted nonqualified option stating a lower option price shall not be construed as impairing or diminishing an optionee's rights or obligations.

3.  OTHER PROVISIONS.

     The option agreements authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the option or restrictions required by any applicable securities laws, as the Committee shall deem advisable.

4.  APPLICATION OF FUNDS.

     The proceeds received by the Company from the sale of Common Stock pursuant to the exercise of options will be used for general corporate purposes.

5.  NO OBLIGATION TO EXERCISE OPTION.

     The granting of an option shall impose no obligation upon the optionee or a transferee of the option to exercise such option.

                                   ARTICLE V

                          NONEMPLOYEE DIRECTOR OPTIONS

     The provisions of this Article V are applicable only to options granted to nonemployee directors. The provisions of Article II are applicable to options granted to other individuals.

1.  GRANTING OF OPTIONS.

     Each nonemployee director who is a nonemployee director on the date of the 1994 Annual Meeting of Stockholders, automatically will receive, as of such date only, an option to purchase 2,000 shares of Common Stock.

     Each nonemployee director who becomes a nonemployee director after the 1994 Annual Meeting of Stockholders automatically will receive, as of the date of such nonemployee director's election or appointment to the Board of Directors of the Company, an option to purchase 2,000 shares of Common Stock.

     Each continuing nonemployee director (i.e., a nonemployee director who has received an initial grant of an option to purchase 2,000 shares of Common Stock) automatically will receive, on the first day of each subsequent fiscal year, an option to purchase 2,000 shares of Common Stock.

2.  TERMS OF OPTIONS.

(A) OPTION AGREEMENT

     Each option shall be evidenced by a written stock option agreement which shall be executed by the optionee and the Company.

(B) OPTION PRICE

     The price of the shares subject to each option shall be 100% of the fair market value for such shares on the date that the option is granted.

(C) EXERCISABILITY

     An option granted pursuant to this Article V shall become exercisable at a rate of twenty percent (20%) per year of the shares subject to the option, commencing one year after the date that the option was granted, but only if the optionee has been a nonemployee director continuously from the date of grant through the date of vesting.

(D) EXPIRATION OF OPTIONS

     In the event that an optionee shall cease to be a nonemployee director for any reason other than his death or disability, his option shall terminate on the date three (3) months after the date that he ceases to be a nonemployee director.

     If an optionee shall cease to be a nonemployee director by reason of his becoming permanently and totally disabled within the meaning of Section 22(e)(3) of the Code (as determined by the Committee), such option shall terminate on the date one (1) year after his cessation of service as a nonemployee director.

     If an optionee should die while a nonemployee director, or within the three-month period described above in this Subsection 2(D), such option shall terminate on the date one (1) year after the optionee's death. During such one-year period, such option may be exercised by the executors or administrators of the optionee's estate or by any person or persons who shall have acquired the option directly from the optionee by his will or the applicable law of descent and distribution. During such one-year period, such option may be exercised with respect to the number of shares for which the deceased optionee would have been entitled to exercise it at the time of his death and also with respect to 10 percent of the additional number of shares for which he would have been entitled to exercise it during the balance of the option period, had he survived and remained a nonemployee director.

(E) INCENTIVE STOCK OPTIONS.

     Options granted pursuant to this Article V shall not be designated as incentive stock options.

(F) OTHER TERMS.

     All provisions of the Plan not inconsistent with this Article V shall apply to options granted to nonemployee directors.

                 AMERICAN BULDING MAINTENANCE INDUSTRIES, INC.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

                                 MARCH 15, 1994

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                AMERICAN BUILDING MAINTENANCE INDUSTRIES, INC.


         The undersigned hereby appoints Harry H. Kahn, Sydney J. Rosenberg and Theodore Rosenberg, and each of them, proxies for the undersigned, with full power of substitution, to vote all shares of American Building Maintenance Industries, Inc. capital stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of American Building Maintenance Industries, Inc. at 50 Fremont Street, San Francisco, California, on Tuesday, March 15, 1994 at 10:00 a.m., or at any adjournment thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment thereof.

         PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON ANY ITEM. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, PLEASE SIGN THE REVERSE SIDE; NO BOXES NEED TO BE CHECKED.

                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)



                                                                     Please mark
                                                                  [X] your votes
                                                                         as this

          ----------       ----------
            COMMON          PREFERRED

THE BOARD OF DIRECTORS RECOMMENDS A
VOTE FOR ITEMS 1, 2, 3 AND 4.                                       WITHHELD
Item 1-ELECTION OF DIRECTORS                                FOR     FOR ALL
          Nominees: Martinn H. Mandles,                     [ ]       [ ]
          Sydney J. Rosenberg, Theodore
          Rosenberg and William W. Steele

WITHHELD FOR: (Write that nominee's name in the space provided below).

- - - ----------------------------------------

                                           FOR     AGAINST    ABSTAIN
Item 2-AMENDMENT OF CERTIFICATION OF       [ ]       [ ]        [ ]
       INCORPORATION RE: NAME CHANGE


                                           FOR     AGAINST    ABSTAIN
Item 3-APPROVAL OF AMENDMENTS TO 1985      [ ]       [ ]        [ ]
       EMPLOYEE STOCK PURCHASE PLAN


Item 4-APPROVAL OF AMENDMENTS TO 1987      [ ]       [ ]        [ ]
       STOCK OPTION PLAN


ADDRESS CHANGE. Please mark this box
if you have an address change and
indicate such change below.                [ ]





Receipt is hereby acknowledged of the American
Building Maintenance Industries, Inc.
Notice of Meeting and Proxy Statement.


Signature(s)                                            Date
             ----------------------------------------        --------------

NOTE: PLEASE SIGN AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVEN FULL TITLE AS SUCH.